                                                                   EXHIBIT 17(a)

                                  PROXY CARD


                  INDEPENDENCE SQUARE INCOME SECURITIES, INC.


               Special Meeting of Shareholders - March ___, 2000


     The undersigned hereby appoints _______________ and _______________ (the "Proxies") and each of them, attorneys and Proxies of the undersigned, each with power of substitution and resubstitution, to attend, vote and act for the undersigned at the Special Meeting of Shareholders of Independence Square Income Securities, Inc. ("ISIS") to be held at the offices of BlackRock Institutional Management Corporation, Bellevue Park Corporate Center, 400 Bellevue Parkway, Fourth Floor Conference Room, Wilmington, Delaware 19809 at __ a.m./ p.m. (Eastern Time) on March __, 2000, and at any adjournment or adjournments thereof (the "Meeting"). The Proxies will cast votes according to the number of shares of ISIS which the undersigned may be entitled to vote with respect to the proposals set forth below, in accordance with the specification indicated, if any, and with all the powers which the undersigned would possess if personally present. The undersigned hereby revokes any prior proxy to vote at such meeting, and hereby ratifies and confirms all that said attorneys and Proxies, or either of them, may lawfully do by virtue thereof.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Combined Prospectus/Proxy Statement, dated January ____, 2000.

This proxy is solicited by the Board of Directors of ISIS, which unanimously recommends that you vote in favor of the proposal.

This proxy will be voted as specified below with respect to the action to be taken on the following proposal.

(1) To approve the Agreement and Plan of Reorganization, attached to the Combined Prospectus/Proxy Statement for the Meeting, by and between ISIS and BlackRock FundsSM ("BlackRock") which provides for (a) the transfer of all of the assets and liabilities of ISIS to BlackRock's High Yield Bond Portfolio in exchange for Series B Investor Shares of the High Yield Bond Portfolio; (b) the distribution of such Series B Investor Shares to the shareholders of ISIS in connection with its liquidation; (c) the amendment to ISIS' by-laws and fundamental investment limitation to provide that ISIS may purchase securities of another investment company in connection with a merger, consolidation, reorganization or purchase of assets approved by stockholders, or as otherwise permitted by the Investment Company Act of 1940, as amended ("1940 Act"); and (d) the dissolution under state law and the deregistration under the 1940 Act, of ISIS.

         [_] For                  [_] Against              [_] Abstain

(2) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

Please sign, date and return the proxy card promptly using the enclosed envelope. Every properly signed proxy will be voted in the manner specified hereon and, in the absence of specification, will be treated as granting authority to vote "FOR" the proposal.

Please sign exactly as name(s) appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

_____________________________           ________________________________________
SIGNATURE                DATE           SIGNATURE (JOINT OWNER)             DATE